Exhibit 99.1
Sovereign Bancorp, Inc. Announces Second Quarter 2008 Results
PHILADELPHIA, PA...Sovereign Bancorp, Inc. (“Sovereign or the Company”) (NYSE: SOV), parent company of Sovereign Bank (“Bank”), today reported net income for the quarter ended June 30, 2008 of $127.4 million or $.22 per diluted share as compared to $100.1 million or $.20 per diluted share in the first quarter of 2008 and $147.5 million or $.29 per diluted share in the second quarter of 2007. Net income for the six months ended June 30, 2008 was $227.6 million or $0.42 per diluted share compared to $195.5 million or $0.39 per diluted share for the six months ending June 30, 2007.
Highlights for the second quarter of 2008 were as follows:
•	On May 16, 2008 the Company issued $1.39 billion of common stock which increased Sovereign’s tangible common equity ratio and tangible book value per share to 6.04% and $6.90 at June 30, 2008 compared to 3.81% and $6.20 at March 31, 2008.
•	For the sixth consecutive quarter Sovereign’s net interest margin has expanded and now stands at 3.06%, an increase of 18 basis points from the first quarter of 2008 and 35 basis points from the similar quarter in 2007.
•	Loan balances at March 31, 2008, declined by 2.57% on a linked-quarter basis primarily due to the securitization of $780 million in residential mortgages and a 7.5% decline in auto loans.
•	Deposit mix continued to improve with retail and commercial deposits comprising 81.2% of total deposits up from 75.4% a year ago.
•	Sovereign’s allowance for credit losses as a percentage of total loans increased to 1.47% at June 30, 2008, compared to 1.36% at March 31, 2008 and .92% at June 30, 2007.
•	Sovereign’s non-performing assets as a percentage of tangible equity and allowance for loan losses was 9.9% at June 30, 2008 compared to 12.2% at March 31, 2008 and 8.1% at June 30, 2007.
“Sovereign is on solid financial footing as we manage through the current uncertain economic climate,” said Sovereign’s President and CEO Joseph P. Campanelli. “Given the challenging operating environment, I am pleased with our results for the second quarter of 2008, which are consistent with our expectations. They reflect the prudent and proactive strategies we employed in the last year and demonstrate progress in reducing our risk profile, improving the quality of our earnings, and strengthening our operating metrics.”

Net Interest Income and Margin
For the second quarter of 2008, Sovereign reported net interest income of $506 million as compared to $482 million in the first quarter of 2008 and $453 million in the similar quarter of 2007. The Company’s net interest margin expanded 35 basis points during the second quarter of 2008 to 3.06% from the similar quarter a year ago. The main drivers of this expansion have been a reduction in the cost of deposits and short-term borrowings resulting from lower short-term market interest rates coupled with a shift in deposit mix to lower-cost categories.
On a linked-quarter basis, average loan balances were relatively unchanged at $58.2 billion with growth in commercial loans of 2.9% and direct home equity loans of 2.8% which was offset by declines in residential mortgage loans of 5.1% and auto loans of 5.7%. During the second quarter, the Company completed a mortgage securitization which converted $780 million of residential real estate loans into investment securities. This securitization will reduce credit risk and required levels of risk based capital as well as enhance liquidity. Sovereign’s average loan balances increased $1.4 billion from the second quarter of 2007 primarily as a result of growth in commercial loans offset by declines in residential mortgage loans.
Sovereign’s average deposits on a linked quarter basis declined by $1.1 billion which was primarily driven by decreases in costlier wholesale and government deposits of $1.2 billion. Sovereign’s average retail and commercial deposits increased $285 million during the quarter due to growth in demand deposit accounts which was offset by declines in higher cost retail time deposits. Sovereign’s average deposits decreased $3.2 billion from the second quarter of 2007 as the Bank grew retail and commercial deposits $1.2 billion and reduced its reliance on wholesale deposit sources by $4.4 billion.
Non-Interest Income
Consumer and commercial banking fees were $134.7 million, an increase of $5.4 million or 4.2% from a year ago and $7.1 million on a linked quarter basis. The increase from the prior periods is primarily attributable to increased sales of annuity products from our investment services group and higher commercial and consumer deposit fees.
Mortgage banking revenues for the quarter were $37.9 million, compared to a loss of $5.1 million on a linked quarter basis and $26.5 million in the same quarter a year ago. The loss in the prior quarter was attributed to mortgage and multi-family servicing right impairments of $23.6 million which were driven primarily by lower interest rates and higher market prepayment speed assumptions. In the second quarter of 2008, $20.5 million of this impairment was reversed as a result of the normalization in market prepayment speed assumptions at June 30, 2008.
Capital markets revenues for the second quarter of 2008 were $7.2 million compared to $10.4 million in the first quarter of 2008 and $6.0 million in the second quarter of 2007. The decline in revenues on a linked quarter basis was driven by higher volumes of derivative sales to our customers related to the rapid reduction in interest rates earlier in the year by the Federal Reserve.
Net investment gains of $1.9 million in the second quarter of 2008 were due to a gain of $6.5 million related to the sale of MasterCard stock which was partially offset, by a write-down of $4.6 million in the Company’s residual interests in certain off-balance sheet home equity securitizations. Sovereign’s maximum risk of loss on the remaining retained interests for these home equity securitizations is $2 million. The first quarter of 2008 included a net investment gain of $14.1 million related to the mandatory partial redemption of the VISA IPO shares.

Non-Interest Expense
General and administrative expenses were $382 million for the second quarter of 2008, as compared to $359 million in the first quarter of 2008 and $337 million in the similar quarter a year ago. Included in the first quarter of 2008 was a reduction in legal expense of $6.4 million related to the release of reserves established for the VISA litigation. As compared to the first quarter of 2008, the second quarter of 2008 included higher compensation and benefits expenses of $7.6 million primarily due to severance charges and a full quarter of merit increases, higher loan workout/collection and other real estate owned expenses of $5.3 million, and increased marketing expense of $3.5 million.
The increase in general and administrative expenses of $45 million from the second quarter of 2007 was primarily due to increased compensation and benefits expense of $21.2 million, driven by the aforementioned severance charges and merit increases in the second quarter of 2008 as well as higher incentive compensation accruals as a result of changes in the incentive compensation structure for retail and corporate plans to be better aligned with the marketplace. In addition, the Company incurred higher deposit insurance premiums of $7.7 million, higher legal, loan and other real estate owned expenses of $11.1 million related to the challenging credit environment and increased marketing expense of $2.6 million.
Other expenses totaled $42.8 million in the second quarter of 2008 compared to $37.5 million in the first quarter of 2008 and $79.5 million a year ago. Second quarter 2008 results included a decline in the fair market value on one of the Company’s equity method investments of $6.4 million. The second quarter of 2007 results included restructuring charges of $32.7 million related to branch closings, freezing of the Company’s ESOP plan and severance charges.
Asset Quality
Sovereign’s provision for credit losses was $132 million in the second quarter of 2008, compared to $135 million in the first quarter of 2008 and $51 million in the second quarter of 2007. Sovereign increased its allowance for credit losses to $843.5 million, a $45.1 million increase from March 31, 2008, primarily due to continued deterioration in asset quality for the commercial portfolios, particularly in the for-sale housing segment. Sovereign’s allowance for credit losses to total loans at June 30, 2008 increased to 1.47% up from 1.36% at March 31, 2008 and .92% at June 30, 2007.
Net charge-offs were $86.9 million this quarter versus $74.3 million in the prior quarter and $25.7 million in the similar quarter a year ago. Annualized net charge-offs were .60% of average loans for the current quarter, compared to .51% linked quarter and .18% a year ago. Approximately 34% of net charge-offs this quarter were attributable to run-off loan portfolios, net charge-offs related to the indirect auto portfolio outside the Company’s footprint and correspondent home equity loans were $23.3 million and $6.2 million, respectively. This compares to 43% in the first quarter of 2008 as charge-offs on these two portfolios were $28.3 million and $4.0 million, respectively.
Non-performing loans increased to $490.5 million at June 30, 2008 compared to $417.8 million at March 31, 2008 and $282.4 million at June 30, 2007. The increase in non-performing loans on a linked quarter basis was driven primarily by real estate related loan categories: for-sale housing, Alt-A residential and one multi family loan. Non-performing loans to total loans increased 14 basis points to .85% at June 30, 2008 compared to .71% at March 31, 2008 and .52% at June 30, 2007.

Capital
Sovereign’s tangible equity to tangible assets including other comprehensive income (“OCI”) was 6.29% at June 30, 2008 compared to 4.06% at March 31, 2008 and 4.69% a year ago. Tangible common equity to tangible assets including OCI was 6.04% at the end of the second quarter of 2008 compared to 3.81% on a linked quarter basis and 4.44% a year ago. Sovereign’s Tier 1 leverage ratio was 8.34% at June 30, 2008, as compared to 6.21% at March 31, 2008 and 6.40% a year ago. Sovereign Bank’s Tier 1 leverage ratio was 7.27% compared to 6.93% at June 30, 2007. The Bank’s total risk-based capital ratio was 11.41% at June 30, 2008 compared to 10.45% a year ago. The increase in various capital ratios was due to the common stock offering and subordinated debt issuance on May 16, 2008, increased retained earnings and smaller asset size.
About Sovereign
Sovereign Bancorp, Inc., (“Sovereign”) (NYSE: SOV), is the parent company of Sovereign Bank, a financial institution with principal markets in the Northeastern United States. Sovereign Bank has 750 community banking offices, over 2,300 ATMs and approximately 12,000 team members. Sovereign offers a broad array of financial services and products including retail banking, business and corporate banking, cash management, capital markets, wealth management and insurance. For more information on Sovereign Bank, visit <http://www.sovereignbank.com> or call 1-877-SOV-BANK.
Investors, analysts and other interested parties will have the opportunity to listen to a live web-cast of Sovereign’s Second Quarter 2008 earnings call on Wednesday, July 23, 2008 beginning at 10:30 a.m. ET at www.sovereignbank.com <http://www.sovereignbank.com> >Investor Relations >Events &Webcasts; or http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=67999&eventID=1882657. International parties are invited to dial into the conference call at 706-679-7706. The webcast can be accessed at 10:30 a.m. ET on Wednesday, July 23, 2008. Questions may be submitted during the call via email accessible from Sovereign Bancorp’s broadcast and Investor Relations sites. A webcast replay will remain available via Sovereign’s Investor Relations site. A telephone replay will be accessible from 12:30 p.m. ET on Wednesday, July 23, 2008 through 12:00 a.m. ET (midnight) on Wednesday, July 30, 2008 by dialing 1-800-642-1687 in the U.S., international 706-645-9291, confirmation id # 53252875.
—END—
Note:
This press release contains statements with respect to Sovereign’s vision, mission, strategies, goals, beliefs, plans, objectives, expectations, anticipations, estimates, intentions, financial condition, results of operations, future performance and business of Sovereign. These statements constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Sovereign believes that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties which are subject to change based on various important factors (some of which are beyond Sovereign’s control). Among the factors which would cause Sovereign’s financial performance to differ materially from that expressed in the forward-looking statements are: the strength of the United States economy in general and the strength of the regional and local economies in which Sovereign conducts operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; adverse changes in the securities markets, including those related to the financial condition of significant issuers in our investment portfolio; the impact of changes in financial services policies, laws and regulations, including laws, regulations and policies concerning taxes, banking, capital, liquidity, proper accounting treatment, securities and insurance, and the application thereof by regulatory bodies and the impact of changes in and interpretation of generally accepted accounting principles in the United States; changes in asset quality; and Sovereign’s success in managing the risks involved in the foregoing. If one or more of the factors affecting Sovereign’s forward-looking information and statements proves incorrect, then Sovereign’s actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements. Any forward looking statements only speak as of the date hereof. Sovereign does not intend to update any forward-looking information and statements, whether written or oral, to reflect any change.
Sovereign Bancorp is followed by several market analysts. Please note that any opinions, estimates, forecasts, or predictions regarding Sovereign Bancorp’s performance or recommendations regarding Sovereign’s securities made by these analysts are theirs alone and do not represent opinions, estimates, forecasts, predictions or recommendations of Sovereign Bancorp or its management. Sovereign Bancorp does not by its reference to any analyst opinions, estimates, forecasts regarding Sovereign’s performance or recommendations regarding Sovereign’s securities imply Sovereign’s endorsement of or concurrence with such information, conclusions or recommendations.

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Quarter Ended					Year to Date
	June 30	Mar. 31	Dec. 31	Sept. 30	June 30	June 30	June 30
(dollars in thousands, except per share data)	2008	2008	2007	2007	2007	2008	2007
Interest and dividend income:
Interest on interest-earning deposits	$997	$2,964	$1,615	$7,117	$4,144	$3,961	$10,380
Interest on investment securities
Available for sale	156,164	168,109	173,803	177,125	180,252	324,273	370,087
Other	6,671	9,820	14,279	11,886	11,179	16,491	25,480
Interest on loans	837,988	895,276	949,643	954,014	943,860	1,733,264	1,960,827

Total interest and dividend income	1,001,820	1,076,169	1,139,340	1,150,142	1,139,435	2,077,989	2,366,774

Interest expense:
Deposits and related customer accounts	228,546	315,103	395,768	408,680	409,616	543,649	822,867
Borrowings	267,144	278,886	277,548	284,701	276,435	546,030	602,670

Total interest expense	495,690	593,989	673,316	693,381	686,051	1,089,679	1,425,537

Net interest income	506,130	482,180	466,024	456,761	453,384	988,310	941,237
Provision for credit losses	132,000	135,000	148,192	162,500	51,000	267,000	97,000

Net interest income after provision for credit losses	374,130	347,180	317,832	294,261	402,384	721,310	844,237

Non-interest income:
Consumer banking fees	80,969	73,191	77,420	73,113	77,268	154,160	145,282
Commercial banking fees (2)	53,747	54,453	56,695	44,155	52,046	108,200	101,454
Mortgage banking revenue (1)	37,897	(5,133)	9,161	3,752	26,500	32,764	(80,705)
Capital markets revenue	7,209	10,393	(18,310)	(12,627)	5,982	17,602	11,671
Bank owned life insurance income	19,065	19,424	20,633	24,439	20,274	38,489	40,783
Other	6,322	5,297	7,584	8,557	8,227	11,619	17,694

Total fees and other income before investment gains/(losses)	205,209	157,625	153,183	141,389	190,297	362,834	236,179
Net gain/(loss) on investments (3)	1,908	14,135	(179,209)	1,884	—	16,043	970

Total non-interest income	207,117	171,760	(26,026)	143,273	190,297	378,877	237,149

Non-interest expense:
General and administrative
Compensation and benefits (4)	192,760	185,112	155,856	172,319	171,557	377,872	345,353
Occupancy and equipment	74,868	78,013	77,325	75,217	75,637	152,881	156,156
Technology expense	25,728	24,498	25,177	23,940	23,812	50,226	47,148
Outside services	15,542	15,630	18,828	16,434	16,969	31,172	32,247
Marketing expense	19,699	16,246	13,881	16,296	17,092	35,945	25,924
Other administrative expenses (5)	53,266	39,765	46,537	37,440	31,525	93,031	59,760

Total general and administrative	381,863	359,264	337,604	341,646	336,592	741,127	666,588
Other expenses:
Core deposit & other intangibles	28,106	29,122	30,141	31,066	32,257	57,228	65,510
Goodwill impairment	—	—	1,576,776	—	—	—	—
Other minority interest expense and equity method expense (6)	14,719	8,339	27,448	6,913	14,487	23,058	32,902
Proxy and related professional fees	—	—	—	—	(125)	—	(516)
Restructuring, other employee severance and debt repurchase charges	—	—	—	6,029	35,938	—	55,970
ESOP expense related to freezing of plan	—	—	—	—	(3,266)	—	40,119
Merger-related and integration charges	—	—	—	—	166	—	2,242

Total other expenses	42,825	37,461	1,634,365	44,008	79,457	80,286	196,227

Total non-interest expense	424,688	396,725	1,971,969	385,654	416,049	821,413	862,815

Income/ (loss) before income taxes	156,559	122,215	(1,680,163)	51,880	176,632	278,774	218,571
Income tax expense/ (benefit)	29,120	22,080	(77,180)	(6,330)	29,180	51,200	23,060

Net income/ (loss)	$127,439	$100,135	$(1,602,983)	$58,210	$147,452	$227,574	$195,511

(1) Mortgage banking activity is summarized below:

Gains/(losses) on sale of mortgage loans and related securities and home equity loans (7)	$4,999	$3,977	$4,560	$3,971	$3,317	$8,977	$(111,028)
Net gains/(losses) recorded under SFAS 133	1,602	1,370	(2,125)	1,781	783	2,972	395
Mortgage servicing fees, net of mortgage servicing rights amortization	1,148	3,848	1,948	972	2,224	4,995	2,471
Mortgage servicing right recoveries/(impairments)	19,837	(18,703)	(2,071)	—	656	1,134	656
Net gains on sale of multifamily loans	9,676	9,231	7,515	2,383	5,748	18,906	16,305
Net gains/(losses) recorded on commercial mortgage backed securitization	—	—	(666)	(5,355)	13,772	—	10,496
Multifamily servicing right recoveries/(impairments)	635	(4,856)	—	—	—	(4,220)	—

Total mortgage banking revenues	$37,897	$(5,133)	$9,161	$3,752	$26,500	$32,764	$(80,705)

(2)	The third quarter of 2007 includes a LOCOM adjustment of $6.2 million on our loan syndication trading portfolio.

(3)	The first quarter of 2008 includes a $14.1 million gain on our membership share allocation of VISA’s IPO shares. Results for the fourth quarter of 2007 include a $180.5 million other-than-temporary impairment charge on FNMA & FHLMC preferred stock.

(4)	Second quarter of 2008 results include severance charges of $5.3 million for recently terminated executives. Fourth quarter of 2007 results include $18.7 million of incentive compensation accrual reversals due to corporate objectives not being achieved in 2007.

(5)	Other administrative expenses increased from first quarter 2008 levels due to the $6.4 million legal contingency reversal associated with the VISA IPO recorded in the first quarter as well as increased REO expense and loan expenses of $5.3 million.

(6)	Second quarter of 2008 results included a fair value adjustment of $6.4 million on one of our equity method investments.

(7)	First quarter of 2007 results include a LOCOM adjustment of $119.9 million on correspondent home equity loans that were not sold as of March 31, 2007.

A

Sovereign Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 30	Mar. 31	Dec. 31	Sept. 30	June 30
(dollars in thousands)	2008	2008	2007	2007	2007
Assets
Cash and amounts due from depository institutions	$1,140,965	$1,957,403	$3,130,770	$3,992,731	$1,867,294
Investments:
Available-for-sale	11,118,184	10,958,419	13,941,847	14,307,929	13,303,432
Other investments	944,606	1,134,805	1,200,545	981,921	798,452

Total investments	12,062,790	12,093,224	15,142,392	15,289,850	14,101,884

Loans:
Commercial	32,435,333	32,181,592	30,912,972	29,912,883	29,547,839
Consumer	24,970,453	26,690,190	26,866,807	27,235,481	26,979,279

Total loans	57,405,786	58,871,782	57,779,779	57,148,364	56,527,118
Less allowance for loan losses	(808,748)	(775,441)	(709,444)	(629,747)	(503,685)

Total loans, net	56,597,038	58,096,341	57,070,335	56,518,617	56,023,433

Premises and equipment, net	559,986	555,773	562,332	559,040	570,074
Accrued interest receivable	298,741	322,760	350,534	384,812	368,849
Goodwill	3,430,653	3,430,290	3,426,246	5,003,022	5,003,195
Core deposit and other intangibles	314,888	342,994	372,116	402,257	433,164
Bank owned life insurance	1,820,403	1,806,631	1,794,099	1,773,829	1,764,137
Other assets	2,971,985	3,307,303	2,897,572	2,683,170	2,605,061

Total assets	$79,197,449	$81,912,719	$84,746,396	$86,607,328	$82,737,091

Liabilities and Stockholders’ Equity
Liabilities:
Deposits and other customer related accounts:
Retail and commercial deposits	$38,405,724	$39,292,245	$38,350,632	$37,838,296	$37,578,525
Wholesale deposits	3,177,527	3,756,952	4,807,369	5,605,720	6,120,340
Government deposits	3,190,784	3,314,420	4,003,224	3,927,346	3,619,838
Customer repurchase agreements	2,520,073	2,633,112	2,754,680	2,726,686	2,525,932

Total deposits	47,294,108	48,996,729	49,915,905	50,098,048	49,844,635

Borrowings and other debt obligations	22,050,359	24,348,829	26,126,082	26,161,337	22,461,638
Other liabilities	1,471,894	1,743,380	1,565,654	1,475,954	1,504,788

Total liabilities	70,816,361	75,088,938	77,607,641	77,735,339	73,811,061

Minority interests	147,139	146,784	146,430	146,075	145,742
Stockholders’ equity:
Preferred Stock	195,445	195,445	195,445	195,445	195,445
Common Stock (1)	7,701,024	6,298,254	6,295,572	6,277,292	6,253,146
Warrants and employee stock options issued	348,844	348,878	348,365	347,630	346,278
Treasury stock	(10,531)	(11,438)	(19,853)	(20,359)	(21,303)
Accumulated other comprehensive loss	(720,036)	(749,556)	(326,133)	(218,155)	(121,184)
Retained earnings	719,203	595,414	498,929	2,144,061	2,127,906

Total stockholders’ equity	8,233,949	6,676,997	6,992,325	8,725,914	8,780,288

Total liabilities and stockholders’ equity	$79,197,449	$81,912,719	$84,746,396	$86,607,328	$82,737,091

(1)	June 30, 2008 balance reflects proceeds of $1.39 billion from the issuance of 179.7 million shares of common stock on May 16, 2008.

B

Sovereign Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
(unaudited)

	Quarter Ended					Year to Date
	June 30	Mar. 31	Dec. 31	Sept. 30	June 30	June 30	June 30
(dollars in millions, except per share data)	2008	2008	2007	2007	2007	2008	2007

Per Share Data

Basic earnings (loss) per share	$0.22	$0.20	$(3.34)	$0.11	$0.30	$0.42	$0.39
Diluted earnings (loss) per share	0.22	0.20	(3.34)	0.11	0.29	0.42	0.39
Dividend declared per share	—	—	0.08	0.08	0.08	—	0.16
Common book value per share (1)	12.13	13.43	14.12	17.76	17.92	12.13	17.92
Tangible common book value per share (2)	6.90	6.20	6.82	7.11	7.19	6.90	7.19
Tangible common book value per share excluding OCI	7.99	7.75	7.50	7.57	7.44	7.99	7.44
Common stock price:
High	$9.89	$13.07	$17.73	$21.94	$25.16	$13.07	$26.42
Low	7.14	9.28	10.08	16.58	21.14	7.14	21.14
Close	7.36	9.32	11.40	17.04	21.14	7.36	21.14
Weighted average common shares:
Basic (3)	570.1	482.2	481.2	480.2	478.3	527.2	476.7
Diluted (3) (4)	571.4	482.2	481.2	480.2	512.6	528.8	511.1
End-of-period common shares:
Basic	662.6	482.4	481.4	480.4	479.1	662.6	479.1
Diluted	691.3	511.5	511.0	512.4	512.3	691.3	512.3

Performance Statistics

Bancorp

Net interest margin	3.06%	2.88%	2.77%	2.74%	2.71%	2.97%	2.71%
Return on average assets	0.64%	0.50%	-7.74%	0.28%	0.72%	0.57%	0.47%
Return on average tangible assets	0.67%	0.52%	-8.25%	0.30%	0.77%	0.59%	0.50%
Return on average equity	6.73%	5.78%	-72.92%	2.63%	6.71%	6.28%	4.49%
Return on average tangible equity	12.44%	11.67%	-174.96%	6.34%	16.17%	12.09%	10.93%
Annualized net loan charge-offs to average loans	0.60%	0.51%	0.42%	0.24%	0.18%	0.55%	0.08%
Efficiency ratio (5)	53.68%	56.15%	54.52%	57.12%	52.29%	54.85%	56.61%
NOTES:

(1)	Common book value per share equals common stockholders’ equity at period-end divided by common shares outstanding.

(2)	Tangible book value per share equals common stockholders’ equity at period-end excluding goodwill and core deposits and other intangibles, net of any associated deferred tax liabilities divided by common shares outstanding.

(3)	On May 16th, 2008, Sovereign issued 179.7 million shares of common stock which raised net proceeds of $1.39 billion to enhance its capital and liquidity positions. As a result, this increased our weighted average shares outstanding during the second quarter by 90.8 million. Therefore, our weighted average share count in the third quarter will increase due to the full quarter impact of this transaction by approximately 88.9 million shares.

(4)	The conversion of warrants and equity awards and the after-tax add back of Sovereign’s contingently convertible trust preferred interest expense was excluded from Sovereign’s GAAP diluted earnings per share calculation for the majority of the periods above since the result would have been anti-dilutive.

(5)	Efficiency ratio equals general and administrative expense as a percentage of total revenue, defined as the sum of net interest income and total fees and other income before security gains.

C

Sovereign Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
(unaudited)

	Quarter Ended
	June 30	Mar. 31	Dec. 31	Sept. 30	June 30
(dollars in millions)	2008	2008	2007	2007	2007

Financial Condition Data:

Asset Quality
Non-performing assets	$553.9	$484.4	$361.6	$336.7	$334.0
Non-performing loans	490.5	417.8	304.3	282.4	291.5
Non-performing assets to total assets (1)	0.70%	0.59%	0.43%	0.39%	0.40%
Non-performing loans to loans (1)	0.85%	0.71%	0.53%	0.49%	0.52%
Non-performing assets as a percentage of tangible equity and allowance for loan losses	9.9%	12.2%	8.6%	7.9%	8.1%
Allowance for credit losses	$843.5	$798.4	$737.7	$650.0	$521.1
Allowance for credit losses to total loans (1)	1.47%	1.36%	1.28%	1.14%	0.92%
Allowance for credit losses to non-performing loans	172%	191%	242%	230%	179%

Capitalization — Bancorp (2)
Tier 1 leverage ratio	8.34%	6.21%	5.89%	6.03%	6.40%
Tangible equity to tangible assets excluding OCI (3)	7.18%	4.97%	4.67%	4.69%	4.84%
Tangible equity to tangible assets including OCI (3)	6.29%	4.06%	4.28%	4.43%	4.69%
Tangible common equity to tangible assets excluding OCI (3)	6.92%	4.72%	4.43%	4.45%	4.59%
Tangible common equity to tangible assets including OCI (3)	6.04%	3.81%	4.04%	4.19%	4.44%

Capitalization — Bank (2)
Tier 1 leverage ratio	7.27%	6.85%	6.54%	6.63%	6.93%
Tier 1 risk-based ratio	7.85%	7.49%	7.54%	7.66%	7.83%
Total risk-based ratio	11.41%	10.24%	10.40%	10.37%	10.45%

(1)	The calculation of this ratio at June 30, 2007 excluded approximately $491 million of correspondent home equity loans that were marked down to fair value as of March 31, 2007.

(2)	All capital ratios are calculated based upon adjusted end of period assets consistent with OTS guidelines. The current quarter ratios are estimated as of the date of this earnings release.

(3)	On May 16, 2008, Sovereign issued 179.7 million shares of common stock which raised net proceeds of $1.39 billion to bolster its capital and liquidity positions. This increased the ratios above by 182 to 184 basis points.

D

Sovereign Bancorp, Inc. and Subsidiaries
AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
(unaudited)

	Quarter Ended
	June 30, 2008			March 31, 2008			June 30, 2007
			Yield/			Yield/			Yield/
(dollars in thousands)	Average Balance	Interest (1)	Rate	Average Balance	Interest (1)	Rate	Average Balance	Interest (1)	Rate
Earning assets:
Investment securities	$12,109,209	$183,895	6.08%	$13,034,150	$200,922	6.17%	$14,041,230	$215,663	6.15%
Loans:
Commercial real estate	13,052,692	188,933	5.81%	12,593,687	197,816	6.31%	11,737,900	205,159	7.01%
Commercial and industrial loans (C&I)	13,005,216	169,266	5.23%	12,760,425	193,990	6.11%	12,146,382	225,039	7.43%
Other	1,756,432	30,300	6.90%	1,754,382	30,604	6.98%	1,586,118	28,565	7.20%

Total Commercial	27,814,340	388,499	5.61%	27,108,494	422,410	6.26%	25,470,400	458,763	7.22%
Multi-family	4,506,471	66,984	5.95%	4,316,489	65,907	6.12%	4,637,577	72,186	6.23%
Residential	12,598,466	179,025	5.69%	13,272,189	187,088	5.64%	14,429,334	203,581	5.64%
Home equity loans and lines of credit	6,389,801	88,669	5.58%	6,217,574	96,072	6.21%	5,933,285	101,804	6.88%

Total consumer loans secured by real estate	18,988,267	267,694	5.65%	19,489,763	283,160	5.82%	20,362,619	305,385	6.00%
Auto Loans	6,568,725	113,047	6.92%	6,967,076	121,196	7.00%	5,926,390	102,865	6.96%
Other	306,297	5,592	7.34%	314,006	6,404	8.20%	388,325	8,293	8.57%

Total Consumer	25,863,289	386,333	5.99%	26,770,845	410,760	6.16%	26,677,334	416,543	6.25%

Total loans	58,184,100	841,816	5.81%	58,195,828	899,077	6.20%	56,785,311	947,492	6.69%
Allowance for loan losses	(785,983)			(721,543)			(493,621)

Total earning assets	69,507,326	$1,025,711	5.92%	70,508,435	$1,099,999	6.26%	70,332,920	$1,163,155	6.63%

Other assets	10,294,424			10,422,253			11,608,001

Total assets	$79,801,750			$80,930,688			$81,940,921

Funding liabilities:
Deposits and other customer related accounts:
NOW accounts	$5,209,957	$10,656	0.82%	$5,319,562	$12,682	0.96%	$5,935,760	$15,791	1.07%
Savings accounts	4,107,321	6,461	0.63%	3,813,768	5,827	0.61%	4,437,785	7,184	0.65%
Money market accounts	11,348,987	57,077	2.02%	10,967,638	82,965	3.04%	9,687,237	84,086	3.48%
Time deposits	11,258,950	109,354	3.91%	11,927,984	134,980	4.55%	11,004,592	128,170	4.67%

Total retail and commercial deposits	31,925,215	183,548	2.31%	32,028,952	236,454	2.97%	31,065,374	235,231	3.04%
NOW accounts- wholesale	139,664	790	2.27%	88,574	743	3.38%	133,590	1,776	5.33%
Money market accounts- wholesale	1,547,158	9,034	2.35%	1,396,481	12,260	3.53%	2,521,820	34,620	5.51%
Time deposits- wholesale	1,588,172	6,614	1.68%	2,406,387	19,594	3.27%	4,425,195	59,703	5.41%

Total wholesale deposits	3,274,994	16,438	2.02%	3,891,442	32,597	3.37%	7,080,605	96,099	5.45%
Total government deposits	3,257,652	19,533	2.41%	3,819,399	30,337	3.19%	4,040,559	51,692	5.13%
Customer repurchase agreements	2,571,241	9,027	1.41%	2,739,973	15,715	2.31%	2,389,302	26,594	4.46%

Total deposits and other customer related accounts	41,029,102	228,546	2.24%	42,479,766	315,103	2.98%	44,575,840	409,616	3.69%
Borrowings:
Wholesale borrowings	19,061,915	211,195	4.44%	19,816,254	224,236	4.54%	15,396,099	194,074	5.05%
Other borrowings	3,794,900	55,949	5.90%	3,625,668	54,650	6.04%	5,227,113	82,361	6.29%

Total borrowings	22,856,815	267,144	4.69%	23,441,922	278,886	4.77%	20,623,212	276,435	5.37%

Total funding liabilities	63,885,917	495,690	3.12%	65,921,688	593,989	3.62%	65,199,052	686,051	4.22%

Non-interest bearing DDA	6,731,967			6,342,945			6,421,910
Other liabilities	1,593,912			1,722,005			1,503,851

Total liabilities	72,211,796			73,986,638			73,124,813

Stockholders’ equity	7,589,954			6,944,050			8,816,108

Total liabilities and stockholders’ equity	$79,801,750			$80,930,688			$81,940,921

Net interest income		$530,021			$506,010			$477,104

Interest rate spread			2.80%			2.64%			2.41%
Contribution from interest free funds			0.26%			0.24%			0.30%

Net interest margin			3.06%			2.88%			2.71%

(1)	Tax equivalent basis

E

Sovereign Bancorp, Inc. and Subsidiaries
AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
(unaudited)

	Year to Date
	June 30, 2008			June 30, 2007
	Average		Yield/	Average		Yield/
(dollars in thousands)	Balance	Interest (1)	Rate	Balance	Interest (1)	Rate
Earning assets:
Investment securities	$12,571,679	$384,816	6.13%	$14,605,167	$446,257	6.12%
Loans:
Commercial real estate	12,823,189	386,749	6.06%	11,626,074	401,753	6.95%
Commercial and industrial loans (C&I)	12,882,821	363,257	5.67%	11,857,822	439,519	7.47%
Other	1,755,407	60,904	6.94%	1,553,606	55,650	7.16%

Total Commercial	27,461,417	810,910	5.93%	25,037,502	896,922	7.21%
Multi-family	4,411,480	132,892	6.03%	5,260,766	170,970	6.51%
Residential	12,935,327	366,113	5.66%	15,007,930	426,604	5.69%
Home equity loans and lines of credit	6,303,688	184,741	5.89%	7,705,765	267,154	6.98%

Total consumer loans secured by real estate	19,239,015	550,854	5.74%	22,713,695	693,758	6.13%
Auto Loans	6,767,900	234,243	6.96%	5,558,312	189,007	6.86%
Other	310,151	11,996	7.78%	405,150	17,114	8.52%

Total Consumer	26,317,066	797,093	6.08%	28,677,157	899,879	6.30%

Total loans	58,189,963	1,740,895	6.00%	58,975,425	1,967,771	6.71%
Allowance for loan losses	(753,763)			(484,122)

Total earning assets	70,007,879	$2,125,711	6.09%	73,096,470	$2,414,028	6.63%

Other assets	10,358,340			11,665,137

Total assets	$80,366,219			$84,761,607

Funding liabilities:
Deposits and other customer related accounts:
NOW accounts	$5,136,814	$22,109	0.87%	$5,965,077	$32,231	1.09%
Savings accounts	4,088,490	13,517	0.66%	4,504,675	14,363	0.64%
Money market accounts	11,158,312	140,043	2.52%	9,420,306	158,346	3.39%
Time deposits	11,593,466	244,333	4.24%	11,123,501	255,676	4.64%

Total retail and commercial deposits	31,977,082	420,002	2.64%	31,013,559	460,616	3.00%
NOW accounts- wholesale	114,119	1,533	2.70%	308,759	8,185	5.35%
Money market accounts- wholesale	1,471,819	21,294	2.91%	3,077,336	84,231	5.52%
Time deposits- wholesale	1,997,280	26,208	2.64%	4,464,453	119,945	5.41%

Total wholesale deposits	3,583,218	49,035	2.75%	7,850,548	212,361	5.45%

Total government deposits	3,538,526	49,870	2.83%	3,830,241	97,401	5.13%
Customer repurchase agreements	2,655,607	24,742	1.87%	2,326,334	52,489	4.55%

Total deposits and other customer related accounts	41,754,433	543,649	2.62%	45,020,682	822,867	3.69%
Borrowings:
Wholesale borrowings	19,439,085	435,431	4.49%	17,607,062	443,338	5.06%
Other borrowings	3,710,284	110,599	5.97%	5,318,968	159,332	6.00%

Total borrowings	23,149,369	546,030	4.73%	22,926,030	602,670	5.28%

Total funding liabilities	64,903,802	1,089,679	3.37%	67,946,712	1,425,537	4.22%

Non-interest bearing DDA	6,537,456			6,378,845
Other liabilities	1,657,959			1,660,284

Total liabilities	73,099,217			75,985,841

Stockholders’ equity	7,267,002			8,775,766

Total liabilities and stockholders’ equity	$80,366,219			$84,761,607

Net interest income		$1,036,032			$988,491

Interest rate spread			2.72%			2.41%
Contribution from interest free funds			0.25%			0.30%

Net interest margin			2.97%			2.71%

(1)	Tax equivalent basis

F

Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)
NON-PERFORMING ASSETS

	June 30	Mar. 31	Dec. 31	Sept. 30	June 30
(dollars in thousands)	2008	2008	2007	2007	2007
Non-accrual loans:
Consumer:
Residential — Alt-A	$85,460	$64,763	$51,783	$42,310	$25,402
Residential — Other	47,654	44,039	39,098	37,599	43,990
Home equity loans and lines of credit	20,407	17,669	16,684	12,508	12,875
Correspondent home equity	44,806	42,618	39,415	41,466	51,659
Auto loans	1,155	876	1,359	730	620
Other consumer loans	1,595	1,541	2,087	2,076	1,714

Total consumer loans	201,077	171,506	150,426	136,689	136,260
Commercial real estate	117,251	95,363	61,750	63,975	69,345
Multi-family loans	42,230	10,367	6,336	3,002	4,732
C&I and other	129,693	140,270	85,406	78,251	80,706

Total non-accrual loans	490,251	417,506	303,918	281,917	291,043
Restructured loans	280	324	370	443	503

Total non-performing loans	490,531	417,830	304,288	282,360	291,546
Real estate owned, net	48,228	49,668	43,226	43,517	34,724
Other repossessed assets	15,168	16,888	14,062	10,861	7,755

Total non-performing assets	$553,927	$484,386	$361,576	$336,738	$334,025

Non-performing loans as a percentage of loans (1)	0.85%	0.71%	0.53%	0.49%	0.52%
Non-performing assets as a percentage of total assets (1)	0.70%	0.59%	0.43%	0.39%	0.40%
Non-performing assets as a percentage of total loans, real estate owned and repossessed assets (1)	0.96%	0.82%	0.63%	0.59%	0.59%
Allowance for credit losses as a percentage of non-performing loans	172%	191%	242%	230%	179%
Non-performing assets as a percentage of tangible equity and allowance for loan losses (1)	9.9%	12.2%	8.6%	7.9%	8.1%
NET LOAN CHARGE-OFFS

	June 30	Mar. 31	Dec. 31	Sept. 30	June 30
Quarters ended (in thousands)	2008	2008	2007	2007	2007
Commercial real estate	$7,748	$3,339	$4,591	$2,401	$2,766
Multi-family loans	227	—	—	—	—
C&I and other	25,246	11,789	13,647	8,387	6,820

Total commercial	33,221	15,128	18,238	10,788	9,586
Residential — Alt-A	2,289	2,135	1,766	807	362
Residential — Other	2,340	2,718	1,865	908	1,196
Home equity loans and lines of credit	4,399	5,351	3,808	883	1,934
Correspondent home equity	6,189	4,014	—	—	—

Total consumer loans secured by real estate	15,217	14,218	7,439	2,598	3,492
Auto loans — In market	13,317	14,488	14,918	10,162	7,953
Auto loans — Out of market	23,287	28,276	19,427	9,286	4,352
Other consumer loans	1,895	2,186	469	734	291

Total consumer	53,716	59,168	42,253	22,780	16,088

Total loan charge-offs	$86,937	$74,296	$60,491	$33,568	$25,674

COMPONENTS OF THE PROVISION OF CREDIT LOSSES AND ALLOWANCE FOR CREDIT LOSSES

	June 30	Mar. 31	Dec. 31	Sept. 30	June 30
Quarters ended (in thousands)	2008	2008	2007	2007	2007
Provision for loan losses	$120,244	$140,293	$140,188	$159,630	$49,589
Provision/(recoveries) for unfunded commitments	11,756	(5,293)	8,004	2,870	1,411

Total provision for credit losses	$132,000	$135,000	$148,192	$162,500	$51,000

Allowance for loan losses	$808,748	$775,441	$709,444	$629,747	$503,685
Reserve for unfunded commitments	34,764	23,008	28,301	20,297	17,427

Total allowance for credit losses	$843,512	$798,449	$737,745	$650,044	$521,112

(1)	The calculation of this ratio at June 30, 2007 excluded approximately $491 million of correspondent home equity loans that were marked down to fair value as of March 31, 2007.

G

Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)
ADDITIONAL CREDIT QUALITY STATISTICS

	Loan Composition-End of Period ($)			Net Loan Charge-Offs ($)			Total Past Dues Excluding Non-Accruals ($)
				Annualized Net Loan
	% of Total Loans			Charge-Offs to Average Loans (%)			Total Past Dues to Total Loans (%)
	June 30	Mar. 31	June 30	June 30	Mar. 31	June 30	June 30	Mar. 31	June 30
Quarters ended (in thousands)	2008	2008	2007	2008	2008	2007	2008	2008	2007
Commercial real estate (1)	$13,271,241	$12,882,292	$11,741,479	$7,748	$3,339	$2,766	$63,624	$53,486	$52,730
	23%	22%	21%	0.24%	0.11%	0.09%	0.48%	0.42%	0.45%

Multi-family	4,669,017	4,331,075	4,000,527	227	—	—	49,866	27,769	19,177
	8%	7%	7%	0.02%	0.00%	0.00%	1.07%	0.64%	0.48%

C&I and other commercial	14,495,075	14,968,225	13,805,833	25,246	11,789	6,820	75,395	57,635	50,065
	25%	25%	24%	0.68%	0.32%	0.20%	0.52%	0.39%	0.36%

Residential — Alt-A	2,836,902	2,975,648	3,182,538	2,289	2,135	362	158,111	122,094	103,830
	5%	5%	5%	0.32%	0.29%	0.05%	5.57%	4.10%	3.26%

Residential — Other	9,019,532	10,302,260	11,204,804	2,340	2,718	1,196	233,188	212,551	169,069
	15%	18%	20%	0.10%	0.11%	0.04%	2.59%	2.06%	1.51%

Home equity loans and lines of credit	6,088,654	5,844,326	5,442,035	4,399	5,351	1,934	28,150	29,568	27,916
	11%	10%	10%	0.30%	0.37%	0.15%	0.46%	0.51%	0.51%

Correspondent home equity loans (2) (3)	416,084	439,180	512,890	6,189	4,014	—	34,585	60,072	59,907
	1%	1%	1%	5.80%	3.56%	0.00%	8.31%	13.68%	11.68%

Auto loans — In Market	4,103,058	4,375,816	4,393,649	13,317	14,488	7,953	80,203	83,610	65,709
	7%	7%	8%	1.25%	1.32%	0.73%	1.95%	1.91%	1.50%

Auto loans — Out of Market (3)	2,203,426	2,439,841	1,926,361	23,287	28,276	4,352	79,750	74,534	25,032
	4%	4%	3%	4.01%	4.41%	1.12%	3.62%	3.05%	1.30%

Other consumer	302,797	313,119	317,002	1,895	2,186	291	11,477	8,820	10,425
	1%	1%	1%	2.47%	2.78%	0.30%	3.79%	2.82%	3.29%

Total	57,405,786	58,871,782	56,527,118	86,937	74,296	25,674	814,349	730,139	583,860
	100%	100%	100%	0.60%	0.51%	0.18%	1.42%	1.24%	1.03%

(1)	Balance includes $907 million and $982 million of residential construction loans at June 30, 2008 and March 31, 2008, respectively.

(2)	At June 30, 2008 and March 31, 2008, this portfolio has $308.2 million and $321.5 million, respectively, of first lien loans and $107.9 million and $117.6 million, respectively, of second lien loans which have reserves for credit losses of $51.2 million and $59.4 million, respectively.

(3)	Note that Sovereign ceased originating correspondent home equity loans in the first quarter of 2006 and effective January 31, 2008 out of market indirect auto loans.

H

Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)
DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION — End of period

	June 30	Mar. 31	Dec. 31	Sept. 30	June 30
Quarters ended (in thousands)	2008	2008	2007	2007	2007
Demand deposit accounts	$7,205,686	$6,761,773	$6,444,338	$6,272,412	$6,313,408
NOW accounts	5,367,012	5,462,791	5,546,280	5,352,228	5,950,960
Money market accounts	11,328,406	11,334,428	10,655,978	10,258,960	10,005,554
Savings accounts	4,113,002	3,841,083	3,831,636	3,984,551	4,312,492
Time deposits	10,391,618	11,892,170	11,872,400	11,970,145	10,996,111

Total retail and commercial deposits	38,405,724	39,292,245	38,350,632	37,838,296	37,578,525
NOW accounts- wholesale	306,937	388,604	15,082	396,318	44,638
Money market accounts- wholesale	1,577,987	1,385,308	1,761,693	1,553,114	1,948,679
Time deposits- wholesale	1,292,603	1,983,040	3,030,594	3,656,288	4,127,023

Total wholesale deposits	3,177,527	3,756,952	4,807,369	5,605,720	6,120,340
Total government deposits	3,190,784	3,314,420	4,003,224	3,927,346	3,619,838
Customer repurchase agreements	2,520,073	2,633,112	2,754,680	2,726,686	2,525,932

Total deposits and other customer related accounts	$47,294,108	$48,996,729	$49,915,905	$50,098,048	$49,844,635

LOAN COMPOSITION — End of period

	June 30	Mar. 31	Dec. 31	Sept. 30	June 30
Quarters ended (in thousands)	2008	2008	2007	2007	2007
Commercial real estate	$13,271,241	$12,882,292	$12,306,914	$11,821,651	$11,741,479
C&I	12,746,829	13,209,614	12,594,652	12,355,754	12,186,379
Multi-family loans	4,669,017	4,331,075	4,246,370	4,038,333	4,000,527
Other	1,748,246	1,758,611	1,765,036	1,697,145	1,619,454

Total commercial loans	32,435,333	32,181,592	30,912,972	29,912,883	29,547,839
Residential	11,856,434	13,277,908	13,341,193	14,009,891	14,387,342
Home equity loans and lines of credit	6,504,738	6,283,506	6,197,148	6,058,143	5,954,925

Total consumer loans secured by real estate	18,361,172	19,561,414	19,538,341	20,068,034	20,342,267
Auto loans	6,306,484	6,815,657	7,028,894	6,853,381	6,320,010
Other consumer loans	302,797	313,119	299,572	314,066	317,002

Total consumer loans	24,970,453	26,690,190	26,866,807	27,235,481	26,979,279

Total loans	$57,405,786	$58,871,782	$57,779,779	$57,148,364	$56,527,118

DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION — Average

	June 30	Mar. 31	Dec. 31	Sept. 30	June 30
Quarters ended (in thousands)	2008	2008	2007	2007	2007
Demand deposit accounts	$6,731,967	$6,342,945	$6,399,359	$6,403,572	$6,421,910
NOW accounts	5,209,957	5,319,562	5,297,687	5,497,403	5,935,760
Money market accounts	11,348,987	10,967,638	10,530,726	10,224,580	9,687,237
Savings accounts	4,107,321	3,813,768	3,889,735	4,144,517	4,437,785
Time deposits	11,258,950	11,927,984	11,955,486	11,323,566	11,004,592

Total retail and commercial deposits	38,657,182	38,371,897	38,072,993	37,593,638	37,487,284
NOW accounts- wholesale	139,664	88,574	46,146	137,919	133,590
Money market accounts- wholesale	1,547,158	1,396,481	1,764,249	1,858,681	2,521,820
Time deposits- wholesale	1,588,172	2,406,387	3,466,108	4,068,060	4,425,195

Total wholesale deposits	3,274,994	3,891,442	5,276,503	6,064,660	7,080,605
Total government deposits	3,257,652	3,819,399	3,955,764	3,691,557	4,040,559
Customer repurchase agreements	2,571,241	2,739,973	2,877,569	2,643,836	2,389,302

Total deposits and other customer related accounts	$47,761,069	$48,822,711	$50,182,829	$49,993,691	$50,997,750

LOAN COMPOSITION — Average

	June 30	Mar. 31	Dec. 31	Sept. 30	June 30
Quarters ended (in thousands)	2008	2008	2007	2007	2007
Commercial real estate	$13,052,692	$12,593,687	$12,139,086	$11,746,854	$11,737,900
C&I	13,005,216	12,760,425	12,311,586	12,049,755	12,146,382
Multi-family loans	4,506,471	4,316,489	4,154,457	3,975,580	4,637,577
Other	1,756,432	1,754,382	1,722,710	1,632,878	1,586,118

Total commercial loans	32,320,811	31,424,983	30,327,839	29,405,067	30,107,977
Residential	12,598,466	13,272,189	13,744,182	14,357,561	14,429,334
Home equity loans and lines of credit	6,389,801	6,217,574	6,116,026	5,974,643	5,933,285

Total consumer loans secured by real estate	18,988,267	19,489,763	19,860,208	20,332,204	20,362,619
Auto loans	6,568,725	6,967,076	6,996,034	6,616,774	5,926,390
Other consumer loans	306,297	314,006	312,253	320,848	388,325

Total consumer loans	25,863,289	26,770,845	27,168,495	27,269,826	26,677,334

Total loans	$58,184,100	$58,195,828	$57,496,334	$56,674,893	$56,785,311

I

Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)
CALCULATION OF TANGIBLE EQUITY TO TANGIBLE ASSETS RATIOS

	Quarter Ended
	June 30	Mar. 31	Dec. 31	Sept. 30	June 30
(dollars in thousands)	2008	2008	2007	2007	2007

Total Equity	$8,233,949	$6,676,997	$6,992,325	$8,725,914	$8,780,288
Goodwill	(3,430,653)	(3,430,290)	(3,426,246)	(5,003,022)	(5,003,195)
CDI and other intangibles	(314,888)	(342,994)	(372,116)	(402,257)	(433,164)
Deferred tax liability on CDI	104,033	113,581	123,472	133,712	144,294
Deferred tax liability on other intangibles	6,042	6,265	6,489	6,719	6,892
Deferred tax liability on tax deductible goodwill	168,400	162,678	156,956	151,234	145,512

Total tangible equity including OCI	$4,766,882	$3,186,238	$3,480,880	$3,612,300	$3,640,627

Total assets	$79,197,449	$81,912,719	$84,746,396	$86,607,328	$82,737,091
Goodwill	(3,430,653)	(3,430,290)	(3,426,246)	(5,003,022)	(5,003,195)
CDI and other intangibles	(314,888)	(342,994)	(372,116)	(402,257)	(433,164)
Deferred tax liability on CDI	104,033	113,581	123,472	133,712	144,294
Deferred tax liability on other intangibles	6,042	6,265	6,489	6,719	6,892
Deferred tax liability on tax deductible goodwill	168,400	162,678	156,956	151,234	145,512

Total tangible assets including OCI	$75,730,382	$78,421,960	$81,234,951	$81,493,714	$77,597,430

Tangible equity to tangible assets including OCI	6.29%	4.06%	4.28%	4.43%	4.69%

Total tangible equity including OCI	$4,766,882	$3,186,238	$3,480,880	$3,612,300	$3,640,627
Accumulated other comprehensive loss	720,036	749,556	326,133	218,155	121,184

Total tangible equity excluding OCI	$5,486,918	$3,935,794	$3,807,013	$3,830,455	$3,761,811

Total tangible assets including OCI	$75,730,382	$78,421,960	$81,234,951	$81,493,714	$77,597,430
Accumulated other comprehensive loss	720,036	749,556	326,133	218,155	121,184

Total tangible assets excluding OCI	$76,450,418	$79,171,516	$81,561,084	$81,711,869	$77,718,614

Tangible equity to tangible assets excluding OCI	7.18%	4.97%	4.67%	4.69%	4.84%

Total tangible equity including OCI	$4,766,882	$3,186,238	$3,480,880	$3,612,300	$3,640,627
Preferred stock	(195,445)	(195,445)	(195,445)	(195,445)	(195,445)

Total tangible common equity including OCI	$4,571,437	$2,990,793	$3,285,435	$3,416,855	$3,445,182

Total tangible equity including OCI	$75,730,382	$78,421,960	$81,234,951	$81,493,714	$77,597,430

Tangible common equity to tangible assets including OCI	6.04%	3.81%	4.04%	4.19%	4.44%

Total tangible common equity including OCI	$4,571,437	$2,990,793	$3,285,435	$3,416,855	$3,445,182
Accumulated other comprehensive loss	720,036	749,556	326,133	218,155	121,184

Total tangible common equity excluding OCI	$5,291,473	$3,740,349	$3,611,568	$3,635,010	$3,566,366

Total tangible equity excluding OCI	$76,450,418	$79,171,516	$81,561,084	$81,711,869	$77,718,614

Tangible common equity to tangible assets excluding OCI	6.92%	4.72%	4.43%	4.45%	4.59%
CALCULATION OF TANGIBLE BOOK VALUE PER SHARE

	June 30	Mar. 31	Dec. 31	Sept. 30	June 30
(dollars and shares in thousands)	2008	2008	2007	2007	2007
Total tangible common equity including OCI	$4,571,437	$2,990,793	$3,285,435	$3,416,855	$3,445,182

Common shares outstanding	662,641	482,443	481,404	480,436	479,150

Tangible common book value per share including OCI	$6.90	$6.20	$6.82	$7.11	$7.19

Total tangible common equity excluding OCI	$5,291,473	$3,740,349	$3,611,568	$3,635,010	$3,566,366

Common shares outstanding	662,641	482,443	481,404	480,436	479,150

Tangible common book value per share including OCI	$7.99	$7.75	$7.50	$7.57	$7.44

J

Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)
CALCULATION OF RETURN ON AVERAGE TANGIBLE EQUITY AND RETURN ON AVERAGE TANGIBLE ASSETS

	Quarter Ended					Year-to-Date
	June 30	Mar. 31	Dec. 31	Sept. 30	June 30	June 30	June 30
(dollars in thousands)	2008	2008	2007	2007	2007	2008	2007

Total average equity	$7,589,954	$6,944,050	$8,721,714	$8,773,451	$8,816,108	$7,267,002	$8,775,766
Average goodwill	(3,430,304)	(3,427,259)	(4,985,883)	(5,003,137)	(5,005,116)	(3,428,782)	(5,005,118)
Average CDI and other intangibles	(332,165)	(361,229)	(391,628)	(421,895)	(453,528)	(346,697)	(469,781)
Average deferred tax liability on intangibles	281,626	285,996	290,838	295,632	300,888	283,811	306,920

Total tangible average equity including OCI	$4,109,111	$3,441,558	$3,635,041	$3,644,051	$3,658,352	$3,775,334	$3,607,787

Return on average equity	6.73%	5.78%	-72.92%	2.63%	6.71%	6.28%	4.49%
Effect of goodwill	5.62%	5.76%	-100.02%	3.62%	9.18%	5.70%	6.23%
Effect of CDI and other intangibles	0.54%	0.61%	-7.86%	0.30%	0.83%	0.58%	0.59%
Effect of deferred tax asset	-0.46%	-0.48%	5.83%	-0.21%	-0.55%	-0.47%	-0.38%

Tangible return on average equity including OCI	12.44%	11.67%	-174.96%	6.34%	16.17%	12.09%	10.93%

Total average assets	$79,801,750	$80,930,688	$82,190,883	$81,597,168	$81,940,921	$80,366,219	$84,761,607
Average goodwill	(3,430,304)	(3,427,259)	(4,985,883)	(5,003,137)	(5,005,116)	(3,428,782)	(5,005,118)
Average CDI and other intangibles	(332,165)	(361,229)	(391,628)	(421,895)	(453,528)	(346,697)	(469,781)
Average deferred tax liability on intangibles	281,626	285,996	290,838	295,632	300,888	283,811	306,920

Total tangible average equity including OCI	$76,320,907	$77,428,196	$77,104,210	$76,467,768	$76,783,165	$76,874,551	$79,593,628

Return on Average assets	0.64%	0.50%	-7.74%	0.28%	0.72%	0.57%	0.47%
Effect of goodwill	0.03%	0.02%	-0.50%	0.02%	0.05%	0.03%	0.03%
Effect of CDI and other intangibles	0.00%	0.00%	-0.04%	0.00%	0.00%	0.00%	0.00%
Effect of deferred tax asset	0.00%	0.00%	0.03%	0.00%	0.00%	0.00%	0.00%

Tangible return on average assets including OCI	0.67%	0.52%	-8.25%	0.30%	0.77%	0.59%	0.50%

K